UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):      January 25, 1999



                              JACK HENRY & ASSOCIATES, INC.
             (Exact name of Registrant as specified in its Charter)



      Delaware                  0-14112                          43-1128385

(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)


                 663 Highway 60, P.O. Box 807, Monett, MO 65708
               (Address of principal executive offices)(zip code)


      Registrant's telephone number, including area code:   (417) 235-6652











ITEM 5.     OTHER EVENTS

On December 16, 1998 Jack Henry & Associates, Inc. (the Company ) exchanged 826,931 shares of its common stock for all the outstanding shares of Peerless Group, Inc. ( Peerless ). The transaction was accounted for as a pooling of interests. The Company s revenues, income before income taxes and net income for the 30 calendar day period ended January 15, 1999 were $14.4 million, $1.9 million and $1.2 million, respectively. The revenue and net income amounts set forth above include 30 days of combined operating results for the Company and Peerless. This information is reported for purposes of complying with the Securities and Exchange Commission s Accounting Series Release 135. This information includes operations from the Company s second and third quarters of fiscal year 1999 and is not necessarily indicative of the results of operations for the quarters ending December 31, 1998 or March 31, 1999 or the fiscal year ending June 30, 1999.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

Item 7 of the Company s Current Report on Form 8-K dated December 17, 1998, is hereby amended as set forth below. The exhibits referenced therein are not amended hereby.

As previously reported on a Current Report on Form 8-K dated December 17, 1998, the Company acquired all of the outstanding common stock of Peerless effective December 16, 1998 in exchange for 826,931 shares of the Company s common stock. As a result of the transaction, Peerless became a wholly owned subsidiary of the Company.

(a)   Financial Statements of Business Acquired

            Audited

            Report of Ernst & Young LLP, Independent Auditors;

            Consolidated Balance Sheets as of December 31, 1997  and 1996;

            Consolidated Statements of Income for the years ended December 31, 1997, 1996 and 1995;

            Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31, 1997, 1996 and 1995;

            Consolidated Statements of Cash Flows for the years ended December 31, 1997, 1996 and 1995; and

            Notes to Consolidated Financial Statements.

            Unaudited

            Consolidated Balance Sheets as of September 30, 1998 and December 31, 1997;

            Consolidated Statements of Income for three months and six months ended September 30, 1998 and 1997;

            Consolidated Statements of Cash Flows for nine months ended September 30, 1998 and 1997; and

            Notes to Consolidated Financial Statements.


(b)   Pro Forma Financial Information

            Unaudited Pro Forma Combined Balance Sheet as of September 30, 1998;

            Unaudited Pro Forma Combined Statement of Operations for the three months ended September 30, 1998;

            Unaudited Pro Forma Combined Statement of Operations for the years ended June 30, 1998, 1997 and 1996; and

            Notes to Unaudited Pro Forma Combined Financial Information.

(c)   Exhibits

            23.1  Consent of Ernst & Young LLP




                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 25, 1999                   JACK HENRY & ASSOCIATES, INC.
                                                   (Registrant)

                                          By:     /s/ Michael E. Henry

                                              Michael E. Henry
                                              Chairman of the Board

               INDEX TO FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                                                                        PAGE


Report of Ernst & Young LLP, Independent Auditors . . . . . . . . .      F-2
 Audited Financial Statements:
 Consolidated Balance Sheets as of December 31, 1997
  and 1996 . . . . . . . . . . . . . . . . . . . . . . . . .             F-3
   Consolidated Statements of Income for the years ended
   December 31, 1997, 1996 and 1995  . . . . . . . . . . . . . . . .     F-4
   Consolidated Statements of Stockholders' Equity (Deficit) for the
   years ended December 31, 1997, 1996 and 1995  . . . . . . . . . .     F-5
   Consolidated Statements of Cash Flows for the years
   ended December 31, 1997, 1996 and 1995  . . . . . . . . . . . . .     F-6
 Notes to Consolidated Financial Statements . . . . . . . . . . . .      F-7

 Unaudited Financial Statements:
 Consolidated Balance Sheets as of September 30, 1998
   and December 31, 1997 . . . . . . . . . . . . . . . . . . . . . .    F-17
 Consolidated Statements of Income for three months
   and six months ended September 30, 1998 and 1997 . . . . . . . .     F-18
 Consolidated Statements of Cash Flows for nine
   months ended September 30, 1998 and 1997  . . . . . . . . . . . .    F-19
 Notes to Consolidated Financial Statements  . . . . . . . . . . . .    F-20


               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors
Peerless Group, Inc.

      We have audited the accompanying consolidated balance sheets of Peerless Group, Inc. (the Company), as of December 31, 1997 and 1996, and the related consolidated statements of income, cash flows, and stockholders' equity (deficit) for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Peerless Group, Inc., at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.
                                    ERNST & YOUNG, LLP

Dallas, Texas
January 20, 1998

                              PEERLESS GROUP, INC.

                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                 ASSETS (NOTE 4)



                                                                  DECEMBER 31,
                                                                 1997      1996
Current assets:
  Cash and cash equivalents                                     $2,845    $8,378

  Trade accounts receivable                                      9,346     5,712

  Prepaid expenses and other current assets                      1,152       541


    Total current assets                                        13,343    14,631

Computer and other equipment, at cost                            4,337     2,335

Less accumulated depreciation                                    1,135       589

                                                                 3,202     1,746
Computer software, maintenance contracts, and other assets,
  net of accumulated amortization of $396 and $1,482 at
  December 31, 1997 and 1996, respectively                         897       982

Investment in preferred stock, at cost                           2,500         -


     Total assets                                              $19,942  $17,359



                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:

 Accounts payable   . . . . . . . . . . . . . . . . . . .      $3,014    $1,865

 Accrued liabilities  . . . . . . . . . . . . . . . . . .       1,002     1,041

 Sales tax payable  . . . . . . . . . . . . . . . . . . .         646       568
 Unearned revenues  . . . . . . . . . . . . . . . . . . .       7,121     7,573

    Total current liabilities  . . . . . . . . . . . . . .     11,783    11,047
Commitments (Note 6)
Stockholders' equity (Notes 4 and 8):
 Preferred stock, $.01 par value:
    Authorized shares 5,000
    Issued shares none
 Common stock, $.01 par value:
    Authorized shares 10,000
    Issued shares 4,948 and 4,598 at December 31, 1997 and
    1996, respectively                                             49       46

Additional paid-in capital   . . . . . . . . . . . . . .        7,958     7,720
Retained earnings (deficit)  . . . . . . . . . . . . . .          649    (1,254)
Treasury stock, at cost (73 and 1 at December 31, 1997
    and 1996, respectively)  . . . . . . . . . . . . . . .       (379)       (1)
Unearned compensation  . . . . . . . . . . . . . . . . .         (118)     (199)
    Total stockholders' equity   . . . . . . . . . . . . .      8,159     6,312
    Total liabilities and stockholders' equity   . . . . .    $19,942   $17,359

  See accompanying notes

                              PEERLESS GROUP, INC.

                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




                                                           YEAR ENDED DECEMBER 31,

                                                        1997     1996      1995
Revenues:

  Software license and installation  . . . . . .      $10,339   $9,987    $7,181
  Hardware and equipment   . . . . . . . . . . .       11,171   10,303     6,727
  Maintenance and services  . . . . . . . . . .        8,621    6,235     5,782

    Total revenues   . . . . . . . . . . . . . .       30,131   26,525    19,690
Cost of revenues:
  Hardware and equipment   . . . . . . . . . . .        8,528    7,754     5,258
  Software license and installation, maintenance
  and services . . . . . . . . . . . . .               11,794    8,882     6,872

     Total cost of revenues   . . . . . . . . . .      20,322   16,636    12,130

Gross margin  . . . . . . . . . . . . . . . . . .       9,809    9,889     7,560
Operating costs and expenses:
  Research and development   . . . . . . . . . .        2,004    1,696     1,398
  Selling and marketing  . . . . . . . . . . . .        3,412    3,477     2,502
  General and administrative   . . . . . . . . .        2,216    1,512     1,222
  Severance charge (Note 11)   . . . . . . . . .            -      341         -

     Total operating costs and expenses   . . . .       7,632    7,026     5,122

Income from operations  . . . . . . . . . . . . .       2,177   2,863      2,438
Other income (expense):
  Interest expense   . . . . . . . . . . . . . .          (20)   (548)      (612)
  Interest income  . . . . . . . . . . . . . . .          280     133         68

     Total other income (expense)   . . . . . . .         260    (415)      (544)

Income before income taxes  . . . . . . . . . . .       2,437    2,448     1,894
Provision for income taxes  . . . . . . . . . . .         534     155         64

Net income  . . . . . . . . . . . . . . . . . . .      $1,903   $2,293    $1,830

Basic earnings per share  . . . . . . . . . . . .       $0.40    $0.82     $0.90

Diluted earnings per share  . . . . . . . . . . .       $0.37    $0.55     $0.49

Shares used in computing basic earnings per share       4,712    2,745     1,976
Shares used in computing diluted earnings per share     5,130    4,055     3,648

                             See accompanying notes.


                              PEERLESS GROUP, INC.
             CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                 (IN THOUSANDS)

                                      COMMON STOCK                                      TREASURY STOCK
                                                         ADDITIONAL RETAINED
                                   NUMBER OF             PAID-IN    EARNINGS  NUMBER OF          UNEARNED
                                    SHARES    AMOUNT     CAPITAL   (DEFICIT)  SHARES   AMOUNT   COMPENSATION

Balance at December 31, 1994        2,080       $20      $(3,948)   $(5,377)   237      $(281)  $    -

  Net income  . . .                     -         -            -      1,830      -          -        -
  Common stock issued, net of
    unearned compensation             162         2          291          -      -          -     (195)
  Common stock repurchased              -         -          141          -     67       (154)       -
  Accretion of redeemable common
    stock                               -         -          (58)         -      -          -        -

Balance at December 31, 1995        2,242        22       (3,574)    (3,547)   304       (435)    (195)

  Net income                            -         -            -      2,293      -          -        -
  Common stock issued upon
    exercise of warrants              506         5            8          -      -          -        -
  Common stock issued upon
    exercise of options                79         1           79          -      -          -        -
  Common stock issued, net
    of unearned compensation           45         1          295          -      -          -       (4)
  Common stock repurchased              -         -            -          -      8         (9)       -
  Cancellation of treasury
    stock upon change-of-domicile    (311)       (3)        (440)         -   (311)       443        -
  Common stock issued upon
    initial public offering         2,037        20       10,117          -      -          -        -
  Accretion of redeemable
    common stock                        -         -          (44)         -      -          -        -
  Compensation expense on options       -         -          268          -      -          -        -
  Reclassification of redeemable
    common stock upon exercise of
    underlying options                  -         -        1,011          -      -          -        -
Balance at December 31, 1996        4,598        46        7,720     (1,254)     1         (1)    (199)
  Net income                            -         -            -      1,903      -          -        -
  Common stock issued upon
    exercise of warrants              182         2            3          -      -          -        -
  Common stock issued upon
    exercise of options               168         1          247          -      -          -        -
  Common stock issued, net of
    unearned compensation               -         -            1          -     (2)        10       72
  Common stock issued, employee
    stock purchase plan                 -         -          (13)         -    (30)       202        -
  Common stock repurchased              -         -            -          -    104       (590)       9

Balance at December 31, 1997        4,948       $49       $7,958       $649     73      $(379)   $(118)

                             See accompanying notes.


                              PEERLESS GROUP, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)


                                                      YEAR ENDED DECEMBER 31,

                                                    1997       1996     1995

OPERATING ACTIVITIES
Net income                                        $1,903     $2,293    $1,830
Adjustments to reconcile net income to net
  cash provided by (used in) operating
  activities:
  Depreciation and amortization . . . . . . .      1,052        757       523
  Compensation expense  . . . . . . . . . . .         83        366        54
  Changes in operating assets and liabilities:
   Trade accounts receivable . . . . . . . .      (3,634     (1,506)     (584)
   Prepaid expenses and other current assets        (660)      (451)       34
   Accounts payable and accrued liabilities        1,188        812       939
   Unearned revenues                                (452)      (594)      (87)

   Net cash provided by (used in) operating
     activites                                      (520)     1,677     2,709

INVESTING ACTIVITIES
Additions to computer and other equipment         (2,246)    (1,419)     (381)
Investment in preferred stock                     (2,500)         -         -
Other                                               (120)      (160)        -
Net cash used in investing activities             (4,866)    (1,579)     (381)

FINANCING ACTIVITIES
Note receivable from officer                           -        271         -
Proceeds from borrowings                               -          -     4,111
Payments on borrowings                                 -     (3,627)   (5,953)
Issuance of common stock                             297         94        30
Purchase of treasury stock                          (436)        (9)     (140)
Net proceeds from initial public offering              -     10,137         -
Other                                                 (8)        20       (63)

Net cash provided by (used in) financing
  activities                                        (147)     6,886    (2,015)

Net increase (decrease) in cash and cash
  equivalents                                     (5,533)     6,984       313

Cash and cash equivalents at beginning of
  period                                           8,378      1,394     1,081

Cash and cash equivalents at end of period        $2,845     $8,378    $1,394

SUPPLEMENTAL CASH FLOWS INFORMATION
Cash paid for interest                               $19       $542      $737
Cash paid for income taxes                          $545       $265       $38

                             See accompanying notes.

                              PEERLESS GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

DESCRIPTION OF THE COMPANY

      Peerless Group, Inc., formerly known as TPG Holdings, Inc. (the
 Company ), is a computer software company which develops and provides banking and credit union software systems and services. The Company markets these systems along with the computer equipment (hardware) to financial institutions primarily located in the United States and Canada and provides conversion, support, and maintenance and outsourcing services to customers using the systems. In conjunction with the initial public offering of its common stock on October 3, 1996 (the Offering ), TPG Holdings, Inc. formed a new wholly-owned Delaware subsidiary, Peerless Group, Inc., and TPG Holdings, Inc., was merged into this new corporation. The financial statements included herein reflect the merger and resulting change in capitalization as all share and per share amounts have been retroactively restated to reflect the merger. In conjunction with this change in capitalization, all treasury shares outstanding were canceled.

      The consolidated financial statements of the Company include the accounts of the Company and all its subsidiaries. All significant intercompany transactions and balances are eliminated.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

      Cash and cash equivalents consist of money market funds, certificates of deposit and Treasury Bills with original purchased maturities of three months or less.

DEPRECIATION

      Depreciation is provided on computer and other equipment using the straight-line method over a five- to ten-year estimated useful life.

COMPUTER SOFTWARE AND MAINTENANCE CONTRACTS

      Computer software and maintenance contracts consist of fair values assigned to acquired software and maintenance contracts. The amounts are being amortized on a straight-line basis over the estimated economic benefit period of five years. The amounts amortized and charged to cost of sales were approximately $358,000, $403,000, and $308,000 in 1997, 1996 and 1995,
respectively.

CAPITALIZED SOFTWARE

      The Company expenses all software development costs as incurred until technological feasibility has been established for the product, at which time the costs are capitalized until the product is available for general release to customers.

                              PEERLESS GROUP, INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

      The Company's sources of revenue and the methods of revenue recognition are as follows:

      Software license and installation Revenues from software contracts involving installation are recognized when the installation is performed according to contractual terms, which, in the case of long-term contracts, involves the use of the percentage-of-completion method of accounting. Progress towards completion is measured based upon the percentage relationship that costs incurred to date bear to total estimated costs to complete the installation. Revenues from license fees not involving installation are recognized upon delivery of the software to the customer when no significant vendor obligations remain.

      Hardware and equipment Commissions and revenues from hardware and equipment sales are recognized upon shipment by the manufacturer.

      Maintenance and services Revenues from maintenance and service contracts are recognized ratably over the periods of the respective contracts. Revenues from data and check and statement imaging processing services are recognized in the period in which the services are performed.

UNEARNED REVENUES

      Deposits received and amounts billed for software licenses, installation and hardware in advance of installation or delivery, and for annual software maintenance prior to performance of related services, are reflected as unearned until such amounts are recognized in accordance with the Company's revenue recognition policy.

FINANCIAL INSTRUMENTS AND RISK CONCENTRATION

      Cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and unearned revenues are stated at expected settlement values which approximate fair value.

      Accounts receivable potentially subject the Company to concentrations of credit risk as the Company markets its products and services primarily to financial institutions throughout the United States and Canada. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral; however, deposits for future services or products are frequently required.

STOCK OPTIONS

      The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed in Note 9, the alternative fair value accounting provided for under Financial Accounting Standards Board Statement No. 123, Accounting for Stock-Based Compensation (Statement 123), requires use of option valuation models that were not developed for use in valuing employee stock options.

                              PEERLESS GROUP, INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statement, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

EARNINGS PER SHARE

      In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings per Share (Statement 128). Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where appropriate, restated to conform to the Statement 128 requirements.

RECENTLY ISSUED ACCOUNTING STANDARDS

      In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information (Statement 131), which is effective for years beginning after December 15, 1997. Statement 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company will adopt the new requirements retroactively in 1998. Management has not completed its review of Statement 131, but does not anticipate that the adoption of this statement will affect results of operations or financial position, but will affect the disclosure of segment information.

      In October 1997, the Accounting Standards Executive Committee of the American Institute of Public Accountants issued Statement of Position (SOP) 97-2, Software Revenue Recognition, which supersedes SOP 91-1. The Company will be required to adopt SOP 97-2 for software transactions entered into beginning January 1, 1998. SOP 97-2 generally requires revenue earned on software arrangements involving multiple elements (i.e., software products, upgrades/enhancements, postcontract customer support, installation, training, etc.) to be allocated to each element based on the relative fair values of the elements. The fair value of an element must be based on evidence which is specific to the vendor. The revenue allocated to software products (including specified upgrades/enhancements) generally is recognized upon delivery of the products. The revenue allocated to postcontract customer support generally is recognized ratably over the term of the support and revenue allocated to service elements (such as training and installation) generally is recognized as the services are performed. If a vendor does not have evidence of the fair value for all elements in a multiple-element arrangement, all revenue from the arrangement is deferred until such evidence exists or until all elements are delivered. The Company's management anticipates that the adoption of SOP 97-2 will not have a material impact on the Company's results of operations.

                              PEERLESS GROUP, INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CHANGES IN PRESENTATION

      Certain prior year amounts have been reclassified to conform to current year presentation.

3.   INVESTMENT IN PREFERRED STOCK

      In May 1997, the Company purchased 25,000 shares of the preferred stock of Online Resources & Communications Corporation ( Online ), a private electronic financial services company, for $2.5 million. This preferred stock is convertible into approximately 833,000 shares of Online's common stock. The Company also received warrants to purchase approximately 333,000 shares of Online's common stock at $3.00 per share. The Company understands that Online is seeking additional financing. If Online is not able to obtain additional financing, the Company may be required to write off some or all of this investment.

4.   DEBT AND CREDIT AGREEMENTS

LINE OF CREDIT

      In January 1997, the Company amended its line of credit agreement with a bank that provides for borrowings up to $2,500,000, reduced by the value of outstanding letters of credit issued by the bank on behalf of the Company. Borrowings using this line of credit bear interest at the bank's prime rate (8.50% at December 31, 1997) plus .5% and are collateralized by the assets of the Company's wholly owned subsidiaries. The facility will expire on February 1, 1999. No amounts were outstanding on the line of credit at December 31, 1997, and a letter of credit in the amount of $600,000 was issued by the bank on behalf of the Company at that date.

      The line of credit agreement contains restrictive covenants, the most significant of which relate to minimum defined annual net income, quarterly cash flow and the restriction on the payment of cash dividends. At December 31, 1997, the Company was in compliance with such covenants.

      Under the terms of the line of credit agreement, the bank was issued a warrant to purchase at any time on or before October 1, 2002, 115,680 shares of the Company's common stock at a purchase price of $5.42 per share. Included in the warrant agreement was a provision allowing the bank to put the warrant back to the Company at any time after October 1, 1999, at a price equal to the then-current market price of the Company's common stock. No value was assigned to the warrant at the date of issuance and no accretion was recorded, as the Company determined that there was no significant value separately assignable to the warrant and put option. In June 1996, the line of credit agreement was amended such that the provision allowing the bank to put the warrant back to the Company was terminated.



                              PEERLESS GROUP, INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
4.   DEBT AND CREDIT AGREEMENTS (CONTINUED)

LONG-TERM DEBT DUE TO RELATED PARTIES

      The Company repaid all of its debt upon completion of the Offering. In prior years, the terms of certain Subordinated Debentures and Acquisition notes included warrants to purchase up to 65% of the Company's common stock by the holders of the Subordinated Debentures (the Holders ). After giving effect to several transactions, including the repurchase of warrants for $3,776,000 in cash and notes, which were recorded as reductions to additional paid-in-capital, the Holders had warrants to purchase 37.5% of the outstanding common stock of the Company at December 31, 1995. In June 1996, the Holders exercised warrants to purchase 505,710 shares of the Company's common stock, and in October 1996, in conjunction with the Offering, they sold warrants to the underwriters to purchase 597,360 shares of the Company's common stock. In December 1997, the Holders exercised warrants to purchase an additional 181,654 shares of the Company's common stock. Therefore, at December 31, 1997, the Holders own warrants to purchase 181,654 shares of the Company's common stock. The warrants are exercisable at a price of $0.025 per share and expire in October, 2000.

5.   INCOME TAXES

      The Company uses the liability method in accounting for income taxes as required by Statement of Financial Accounting Standards No. 109 Accounting for Income Taxes. The components of the provision for income taxes are as follows (in thousands):


                                                       DECEMBER 31,
                                                   1997       1996       1995
Current:
  Federal                                          $312        $51       $38
  State                                             124        362        26
                                                 ______     ______    ______
Total Current                                       436        413        64
Deferred:
  Federal                                            70      (245)         -
  State                                              28       (13)         -
                                                 ______     ______    ______

Total Deferred                                       98      (258)         -
                                                 ______     ______    ______
Total provision for income taxes                   $534       $155       $64



                              PEERLESS GROUP, INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5.   INCOME TAXES (CONTINUED)

      The effective income tax rate on income before income taxes differed from the Federal income tax statutory rate for the following reasons (in thousands):

                                                     YEAR ENDED DECEMBER 31,
                                                    1997       1996      1995
Income tax charge:
At Federal statutory rate                           $824       $832      $644
Unbenefitted (utilized) net operating losses        (832)     (644)         -
Benefit of research and development tax credits     (459)        -          -
Federal alternative minimum tax                        -        48         38
Deferred federal benefit relating to
  the elimination of the valuation allowance           -      (245)         -
State income tax                                      96       271         26
Other                                                 73        81          -

                                                    $534      $155        $64

      Given the historical trends in generating taxable income and the expected future earnings, in the fourth quarter of 1996 the Company determined that it was more likely than not that its net deferred tax assets would be realized. As a result of the Company's judgement, the valuation allowance was eliminated and a deferred tax benefit of approximately $250,000 was recorded.

      During the three months ended September 30, 1997, the Company identified research and development tax credits totaling $459,000. As a result, the estimated effective tax rate for the fiscal year was lowered to 21.9%. As of December 31, 1997, the Company had $302,000 of research and development tax credits available for carryforward to future periods. These credits begin to expire in 2008.

      The significant components of the Company's deferred tax assets and liabilities consist of the following (in thousands):


                                                            DECEMBER 31,
                                                          1997        1996
Deferred tax assets:
  Alternative minimum tax credit carryforward          $            $   85
  Net operating loss carryforwards                           -          65
  Compensation expense on options                            -         103
  Research and development tax credits                     302           -
  Allowance for bad debts                                   52           -
  Other                                                     43          24
                                                         ______      ______
Total deferred tax assets                                  397         277
Deferred tax liabilities:
  Prepaid expenses                                         185           -
  Amortization                                              51          19
                                                         ______      ______
Total deferred tax liabilities                             236          19
Deferred income tax assets, net of deferred
  income tax liabilities                                  $161        $258

                              PEERLESS GROUP, INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


6.   LEASE COMMITMENTS

      In May 1997, the Company entered into an agreement to lease a building and certain real property for fifteen years. This operating lease requires monthly base rent payments of approximately $84,000 plus operating expenses and taxes, with the monthly base rent amount escalating every five years during the lease term. The lease is expected to commence in the third quarter of 1998. The Company intends to sublease certain of its existing facilities upon moving to the new facility.

      Minimum noncancelable lease payments required under operating leases for the years subsequent to December 31, 1997, are as follows (in thousands):

                                               NEW   EXISTING
YEAR                                          LEASE   LEASES     TOTAL

1998                                        $   505  $   396    $   901
1999                                          1,009      356      1,365
2000                                          1,009      320      1,329
2001                                          1,009      160      1,169
2002                                          1,009       65      1,074
Thereafter                                   12,994        6     13,000

      Rental expense totaled approximately $323,000, $269,000, and $247,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

7.   EMPLOYEE 401(K) PLAN

      The Company has a plan which provides retirement benefits under the provisions of Section 401(k) of the Internal Revenue Code (the Plan ) for substantially all employees who have completed a specified term of service. The Company's contributions equal 50% of employee contributions, up to a maximum of 6% of eligible employee compensation, as defined. Benefits under the Plan are limited to the assets of the Plan. Contributions by the Company charged to expense during the years ended December 31, 1997, 1996 and 1995, were approximately $128,000, $122,000, and $90,000, respectively.

8.   COMMON STOCK

      In July 1996, the Company adopted an employee stock purchase plan under
Section 423 of the Internal Revenue Code of 1986, as amended. Under the employee stock purchase plan, employees may make annual purchases of the Company's common stock at a price equal to 85% of the market value of the common stock on certain specified dates. The Company has reserved 250,000 shares of its common stock for issuance under the employee stock purchase plan.

      During 1997 and 1996, the Company issued 1,675 and 19,620 shares, respectively, of restricted stock to employees at weighted-average fair values of $6.38 and $5.38 per share, respectively. The Company recorded approximately $10,000 and $102,000, respectively, of unearned compensation for the excess of the deemed value for accounting purposes of the common stock issued over the proceeds received upon issuance. The unearned compensation is charged to expense ratably over the vesting period of the common stock. During 1997 and 1996, approximately $83,000 and $98,000 was charged to operations.

                              PEERLESS GROUP, INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


9.   STOCK OPTIONS

      The Board of Directors and the stockholders of the Company approved the Peerless Group, Inc. 1997 Stock Option Plan (the Plan ) effective as of April 22, 1997. The Plan reserves 450,000 shares of the Company's common stock for future issuance. Each option to be granted under the Plan will be exercisable as provided by the terms of each option, but in no case longer than ten years from the date of the option's grant. Historically, the Company's options have generally vested 20% on the date of grant and 20% each year for the following four years, with an exercise period of five years from the date of grant.

      A summary of the Company's stock option activity and related information for the years ended December 31 follows (in thousands except for per share data):

                                        1997                     1996                       1995
                                           WEIGHTED      NUMBER       WEIGHTED                    WEIGHTED
                             NUMBER OF      AVERAGE        OF          AVERAGE      NUMBER OF      AVERAGE
                              OPTIONS   EXERCISE PRICE   OPTIONS   EXERCISE PRICE    OPTIONS   EXERCISE PRICE

Outstanding at
  beginning of year              433      $4.14            348          $1.76            299       $1.09
Granted-Exercise price
  exceeds market price
  on date of grant               170       8.05             10           8.80            24        2.87
Granted-Exercise price
  equals market price
  on date of grant                10       4.50            154           7.60            95        2.74
Exercised                       (168)      1.48            (79)          1.01           (60)       0.44
Forfeited                        (39)      8.00              -              -           (10)       1.93

Outstanding at end of year       406       6.51            433           4.14           348        1.76

Exercisable at end of year       148      $5.67            241          $2.53           148       $1.48
Weighted average fair
  value of options
  granted-Exercise
  price exceeds market
  price on date of grant                  $1.83                         $1.98                     $0.86
Weighted average fair value
  of options granted-Exercise
  price equals market price on
  date of grant                           $1.97                         $2.22                     $0.99

                              PEERLESS GROUP, INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


9.   STOCK OPTIONS (CONTINUED)

      The total options outstanding at December 31, 1997, included 96,000 options with exercise prices ranging from $2.60 to $2.87 and a weighted-average remaining contractual life of 2.0 years; and 310,000 options with exercise prices ranging from $4.50 to $8.80 and a weighted-average remaining contractual life of 4.2 years. Exercisable options at December 31, 1997, included 58,800 options with exercise prices ranging from $2.60 to $2.87 and a weighted-average exercise price of $2.67; and 89,540 options with exercise prices ranging from $4.50 to $8.80 and a weighted-average exercise price of $7.64. Under APB 25, because the exercise price of the Company's employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized.

      Pro forma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1997, 1996 and 1995 respectively: risk-free interest rates of 5.82%, 5.79% and 7.37%; volatility factors of the expected market price of the Company's common stock of .502, .347 and .447; and no dividend yields. In addition, the fair value of these options was estimated based on an expected life of one year from the vesting date using the multiple option method.

      The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

      For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows (in thousands, except for earnings per share information):

                                                         1997   1996    1995

Pro forma net income                                   $1,698  $2,170 $1,789
Pro forma basic earnings per share                      $0.36   $0.77  $0.88
Pro forma diluted earnings per share                    $0.34   $0.53  $0.48

      The pro forma disclosures only include the effect of options granted subsequent to December 31, 1994. Accordingly, the pro forma information does not reflect the pro forma effect of all previous stock option grants of the Company, and thus is not indicative of future amounts until Statement No. 123 is applied to all outstanding stock options.

10.   OPERATIONS

      The Company is dependent upon International Business Machines Corporation
(IBM) as its principal computer hardware vendor for its financial institution applications systems. Additionally, operating systems on which the Company's products function have been developed by IBM. Since its inception in 1989, the Company has been a value-added remarketer of IBM products pursuant to standard IBM Remarketer Agreements. The Company's current remarketing agreement with IBM expires on February 28, 1999. Both IBM and the Company may, with or without cause, upon three months written notice, terminate the agreement. The Company has no indication that IBM will discontinue the remarketing agreement. The Company believes that its relationships with IBM are good.

                              PEERLESS GROUP, INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


11.   SEVERANCE CHARGE

      During the year ended December 31, 1996, the Company incurred a severance charge of $341,000 related to the resignation of a former officer ($289,000 of which were non-cash compensation charges related to the extension of the exercise period of certain stock options and the acceleration of vesting of restricted stock awards).

12.   EARNINGS PER SHARE

      The following table sets forth the computation of basic and diluted earnings per share (amounts in thousands except for earnings per share amounts):

                                                      1997     1996      1995

Numerator:
  Net income                                         $1,903    $2,293    $1,830
  Accretion on redeemable common stock                    -       (44)      (58)

Numerator for basic and diluted earnings per share   $1,903    $2,249    $1,772

Denominator:
  Denominator for basic earnings per
   share-weighted average                             4,712     2,745     1,976
 Effect of dilutive securities:
   Stock options                                         76       266       169
   Warrants                                             365     1,072     1,503
   Employee stock purchase plan                           4         -         -
  Non-vested stock                                      (27)      (28)        -

Dilutive potential common shares                        418     1,310     1,672
Denominator for diluted earnings per
  share-adjusted weighted average shares and
  assumed conversions                                 5,130     4,055     3,648

Basic earnings per share                              $0.40     $0.82     $0.90
Diluted earnings per share                            $0.37     $0.55     $0.49

      Options to purchase 251,200 shares of common stock at $8.00 per share and 20,000 shares of common stock at $8.80 per share were outstanding during 1997 but were not included in the computation of diluted earnings per share because the options' exercise prices were greater than the average market price of the common shares and, therefore, the effect would be antidilutive.




                              PEERLESS GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                     ASSETS

                                          SEPTEMBER 30,       DECEMBER 31,
                                             1998                 1997
ASSETS                                    (Unaudited)

Current assets:
  Cash and cash equivalents   . . . . . . . $    455           $   2,845
  Trade accounts receivable   . . . . . . .    5,754               9,346
  Finished goods inventory  . . . . . . . .    1,150                 409
  Prepaid expenses and other current assets    1,097                 743
       Total current assets   . . . . . . .    8,456              13,343

Computer and other equipment, at cost . . .    7,229               4,337
Less accumulated depreciation . . . . . . .    1,823               1,135
       Total    . . . . . . . . . . . . . .    5,406               3,202

Computer software, maintenance contracts,
 and other assets, netof accumulated
 amortization of $565 and $396 at September
 30, 1998 and December 31, 1997, respectively    719                 897

Investment in preferred stock, at cost  . .    2,500               2,500
       Total assets   . . . . . . . . . . . $ 17,081            $ 19,942


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable  . . . . . . . . . . . . $  1,725            $  3,014
  Accrued liabilities   . . . . . . . . . .    1,796               1,002
  Sales tax payable   . . . . . . . . . . .      468                 646
  Unearned revenues   . . . . . . . . . . .    3,398               7,121
       Total current liabilities  . . . . .    7,387              11,783

Commitments
Stockholders' equity:
  Preferred stock, $.01 par value:
    Authorized shares -- 5,000
    Issued shares -- none
  Common stock, $.01 par value:
     Authorized shares -- 10,000
     Issued shares -- 4,976 and 4,948 at
     September 30, 1998 and December 31,
     1997, respectively . . . . . . . . . .       50                  49
  Additional paid-in capital  . . . . . . .    7,994               7,958
  Retained earnings   . . . . . . . . . . .    1,992                 649
  Treasury stock, at cost -- 53 and 73
  at September 30, 1998 and December 31,
  1997, respectively  . . . . . . . . . . .     (289)               (379)
  Unearned compensation   . . . . . . . . .      (53)               (118)
         Total stockholders' equity   . . .    9,694               8,159
     Total liabilities and stockholders'
      equity  . . . . . . . . . . . . . . . $ 17,081            $ 19,942

     See accompanying notes to unaudited consolidated financial statements.




                              PEERLESS GROUP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                    THREE MONTHS ENDED      NINE MONTHS ENDED
                                    SEPTEMBER 30,            SEPTEMBER 30,
                                    ------------------      -------------------
                                    1998          1997      1998           1997
                                    -------     -------     --------    --------

Revenues:
  Software license and installation $ 3,136   $  1,999     $  8,611   $  8,041
  Hardware and equipment  . . . .     2,023      1,664        5,983      7,958
  Maintenance and services  . . .     2,799      2,216        7,865      6,139

       Total revenues   . . . . .     7,958      5,879       22,459     22,138
Cost of revenues:
  Hardware and equipment  . . . .     1,550      1,273        4,587      6,052
  Software license and installation,
   maintenance and services . . .     3,822      2,676       10,335      8,497
       Total cost of revenues   .     5,372      3,949       14,922     14,549

Gross margin  . . . . . . . . . .     2,586      1,930        7,537      7,589
Operating costs and expenses:
  Research and development  . . .       568        523        1,558      1,530
  Selling and marketing   . . . .       560        802        2,024      2,701
  General and administrative  . .       672        419        1,842      1,730
       Total operating costs
         and expenses . . . . . .     1,800      1,744        5,424      5,961
Income from operations  . . . . .       786        186        2,113      1,628
Other income:
  Interest expense  . . . . . . .       (3)        (6)         (11)       (16)
  Interest income   . . . . . . .        22         32           88        263
       Total other income   . . .        19         26           77        247
Income before income taxes  . . .       805        212        2,190      1,875
Income tax expense (benefit)  . .       309      (218)          847        408

Net income  . . . . . . . . . . .   $   496    $   430      $ 1,343    $ 1,467

Basic earnings per share  . . . .   $  0.10    $  0.09      $  0.27   $  0.31

Diluted earnings per share . . . $ 0.10 $ 0.08 $ 0.26 $ 0.28 Shares used in computing basic
 earnings per share . . . . . . .     4,918      4,734        4,903      4,708
Shares used in computing diluted
 earnings per share . . . . . . .     5,166      5,147        5,113      5,151


     See accompanying notes to unaudited consolidated financial statements.


                              PEERLESS GROUP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                      NINE MONTHS ENDED
                                                        SEPTEMBER 30,
                                                 ------------------------------
                                                   1998              1997
                                                 -----------        -----------

OPERATING ACTIVITIES
Net income  . . . . . . . . . . . . . . . .         $  1,343    $  1,467
Adjustments to reconcile net income to net
 cash provided by (used in)operating activities:
  Depreciation and amortization   . . . . .              938         787
  Compensation expense  . . . . . . . . . .               63          63
  Changes in operating assets and liabilities:
       Trade accounts receivable  . . . . .            3,592       1,021
       Prepaid expenses and other current assets       (346)       (241)
       Finished goods inventory   . . . . .            (741)       (137)
       Accounts payable and accrued liabilities        (518)       (700)
       Unearned revenues  . . . . . . . . .          (3,722)     (4,130)

Net cash provided by (used in) operating
 activities . . . . . . . . . . . . . . . .              609     (1,870)

INVESTING ACTIVITIES
Additions to computer and other equipment .          (2,975)     (2,136)
Investment in preferred stock . . . . . . .      -   (2,500)
Other . . . . . . . . . . . . . . . . . . .      -     (120)     _______

Net cash used in investing activities . . .          (2,975)     (4,756)

FINANCING ACTIVITIES
Issuance of common stock  . . . . . . . . .               12         107
Purchase of treasury stock  . . . . . . . .             (36)       (380)
Other . . . . . . . . . . . . . . . . . . .       -      (8)     _______

Net cash used in financing activities . . .             (24)       (281)

Net decrease in cash and cash equivalents .          (2,390)     (6,907)
Cash and cash equivalents at beginning of period       2,845       8,378

Cash and cash equivalents at end of period          $    455   $   1,471


     See accompanying notes to unaudited consolidated financial statements.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


1.    DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

DESCRIPTION OF THE COMPANY

      Peerless Group, Inc. (the "Company") designs, develops, installs and supports integrated information systems, including proprietary computer software and third-party software and hardware, for community banks and credit unions. The Company was incorporated in 1989 when a group of management executives from Electronic Data Systems Corporation ("EDS") purchased EDS's turnkey community bank data processing systems division, which EDS had acquired in 1980. In 1992, the Company acquired and began offering a credit union information software system. In 1994, the Company began marketing a check and statement imaging system that is fully integrated with Peerless21(R), the Company's flagship banking product. In 1996, the Company began an outsourcing service bureau. On October 3, 1996, the Company completed an initial public offering of its Common Stock.

      On August 18, 1998, the Company entered into a definitive agreement with Jack Henry & Associates, Inc. ("Jack Henry") for Jack Henry to acquire all of the outstanding common shares of the Company for approximately $36 million, or $7.25 per Peerless Group common share.

BASIS OF PRESENTATION

      The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three- and nine-month periods ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. For further information, refer to the consolidated financial statements and footnotes thereto included in the Peerless Group, Inc. Annual Report on Form 10-K for the year ended December 31, 1997.

      The consolidated financial statements of the Company include the accounts of the Company and all its subsidiaries. All significant intercompany transactions and balances are eliminated. Certain prior year amounts have been reclassified to conform to current year presentation.



EARNINGS PER SHARE

      The following table sets forth the computation of basic and diluted earnings per share (amounts in thousands except for earnings per share amounts):


                                    Three months ended    Nine months ended
                                        September 30,        September 30,
                                    1998         1997       1998        1997

Numerator for basic and diluted
 earnings per share . . . . . . .   $   496     $  430     $  1,343   $  1,467

Denominator:
  Denominator for basic earnings
 per share-weighted average shares    4,918      4,734        4,903      4,708
Effect of dilutive securities:
  Stock options   . . . . . . . .        77         58           46         87
  Warrants  . . . . . . . . . . .       181        376          181        378
  Employee stock purchase plan  .         1          3            1          3
  Non-vested stock  . . . . . . .      (11)       (24)         (18)       (25)

Dilutive potential common shares        248        413          210        443
Denominator for diluted earnings
 per share-adjusted weighted average
 shares and assumed conversions .     5,166      5,147        5,113      5,151

Basic earnings per share  . . . .   $  0.10    $  0.09      $  0.27    $  0.31
Diluted earnings per share  . . .   $  0.10    $  0.08      $  0.26    $  0.28


RECENTLY ISSUED ACCOUNTING STANDARDS

      Statement of Position 97-2. As of January 1, 1998, the Company adopted AICPA Statement of Position (SOP) 97-2, Software Revenue Recognition, which was effective for transactions that the Company entered into beginning on that date and retroactive application to years prior to adoption was prohibited. The effect of adopting SOP 97-2 has not had a material impact on the Company's results of operations.

      Statement of Financial Accounting Standards No. 131. In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information, which is effective for years beginning after December 15, 1997. Statement 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company will adopt the new requirements retroactively in 1998. Management anticipates that the adoption of Statement 131 will not affect results of operations or financial position, but will affect the disclosure of segment information.


               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information presents the Pro Forma Combined Balance Sheet at September 30, 1998, giving effect to the acquisition of Peerless (which was accounted for as a pooling of interests as described below) as if it had been consummated on that date. Also presented are the Pro Forma Combined Statements of Operations for the three month period ended September 30, 1998 and the fiscal years ended June 30, 1998, 1997 and 1996, giving effect to the acquisition of Peerless as if it had been consummated as of the beginning of the respective periods presented. The Company s fiscal year ends on June 30, Peerless fiscal year ended on December 31.

The pro forma data is based on the historical combined statements of the Company and Peerless giving effect to the Peerless acquisition under the pooling of interests method of accounting and to the assumptions and adjustments (which the Company believes to be reasonable) described in the accompanying Notes to Unaudited Pro Forma Combined Financial Information. Under the pooling of interests method of accounting, the recorded assets and liabilities of the separate entities become the recorded assets and liabilities of the combined entity. The pro forma adjustments set forth in the following unaudited pro forma combined financial information are estimated and may differ from the actual adjustments when they become known; however, no material differences are anticipated by the Company.

The pro forma data is provided for comparative purposes only. It does not purport to be indicative of the results that actually would have occurred if the acquisition of Peerless had been consummated on the date indicated or that may be obtained in the future. The unaudited pro forma combined financial information should be read in conjunction with the financial statements and financial information pertaining to the Company and Peerless included elsewhere herein and documents previously filed with the Securities and Exchange Commission by the Company.

                 JACK HENRY & ASSOCIATES, INC. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1998
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                      PRO FORMA
                               JACK HENRY    PEERLESS ADJUSTMENT  COMBINED
                               -------------------------------------------

 ASSETS

 CURRENT ASSETS:
 Cash and cash equivalents     $ 39,025   $      455               $ 39,480
 Investments                      3,145                               3,145
 Trade receivables               22,314        5,754                 28,068
 Prepaid expenses and other       7,520        2,247                  9,767

       Total                   $ 72,004    $   8,456               $ 80,460

 PROPERTY AND
    EQUIPMENT, NET             $ 33,888    $   5,406               $ 39,294

  OTHER ASSETS:
    Intangible assets, net     $ 19,721                            $ 19,721
 of amortization                  2,762          719                  3,481
    Computer software             1,323        2,500                  3,823
    Other non-current
 assets                        $ 23,806    $   3,219               $ 27,025

      Total                    $129,698     $ 17,081               $146,779

      Total assets
 LIABILITIES AND
 STOCKHOLDERS  EQUITY

 CURRENT LIABILITIES:
   Accounts payable           $   5,207    $   1,725               $   6,932
   Accrued expenses               6,591        2,264                   8,855
   Accrued income taxes           4,834                                4,834
   Deferred revenue              28,527        3,398                  31,925

      Total                    $ 45,159    $   7,387               $  52,546

LONG-TERM DEBT

 DEFERRED INCOME TAXES         $  2,526                            $   2,526
      Total Liabilities        $ 47,685    $   7,387               $  55,072


 STOCKHOLDERS  EQUITY:
 JKHY preferred stock; $1
 par value; 500,000 shares
 authorized; none issued              -            -                       -
 PLSS preferred stock; $.01
 par value; 5,000,000
 shares authorized; none
 issued                               -            -                       -
 JKHY common stock; $.01
 par value; 50,000,000
 shares authorized; shares
 issued and outstanding -
 19,034,279                   $     190            -   $       8    $    198
 PLSS common stock; $.01
 par value; 10,000,000
 shares authorized; shares
 issued - 4,976,650                         $     50   $     (50)          -
 Less treasury shares; PLSS
 - 74,000                             -         (289)         289          -
 Additional paid-in capital      20,051        7,994         (300)    27,745
 Retained earnings               61,772        1,992                  63,764
 Unearned compensation                           (53)          53          -

    Total stockholders equity  $ 82,013    $   9,694                $ 91,707
    Total liabilities and
     stockholders equity       $129,698    $  17,081                $146,779

                     JACK HENRY & ASSOCIATES AND PEERLESS GROUP, INC.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                      Quarter Ended
                                                       September 30, 1998


                                               JKHY         PLSS     COMBINED

 REVENUES:
  Software Licensing & Installation        $ 11,659    $   3,136    $  14,795
  Maintenance/Support & Service              11,550        2,799       14,349
  Hardware Sales & Commissions               17,519        2,023       19,542
      Total                                  40,728        7,958       48,686
 COST OF SALES:
  Cost of Hardware                           12,691        1,550       14,241
  Cost of Services                            8,192        3,822       12,014
      Total                                $ 20,883     $  5,372    $  26,255

 GROSS PROFIT                              $ 19,845     $  2,586    $  22,431

 OPERATING EXPENSES:
  Selling and marketing                       3,512          560        4,072
  Research and development                      952          568        1,520
  General and administrative                  2,439          672        3,111
      Total                                $  6,903     $  1,800     $  8,703

 OPERATING INCOME                          $ 12,942     $    786     $ 13,728
 OTHER INCOME (EXPENSE):
  Interest income                               445           22          467
  Other, net
      Total                                      35          (3)           32
                                           $    480     $     19     $    499

 INCOME FROM CONTINUING OPERATIONS
 BEFORE INCOME TAXES                       $ 13,422     $    805     $ 14,227
 PROVISION FOR INCOME TAXES                   5,148          309        5,457

 INCOME FROM CONTINUING OPERATIONS         $  8,274     $    496     $  8,770
 INCOME FROM DISCONTINUED OPERATIONS             22                                                                             22
 NET INCOME                                $  8,296     $    496     $  8,792
 As reported:
  Diluted earnings per share               $   0.41     $   0.10
  Basic earnings per share                 $   0.44     $   0.10
  Shares used in computing diluted
 earnings per share                          20,154        5,166
  Shares used in computing basic
 earnings per share                          18,982        4,918

 Pro Forma:
  Diluted earnings per share                                         $   0.42
  Basic earnings per share                                           $   0.44
  Shares used in computing diluted
 earnings per share                                                    20,999
  Shares used in computing basic
 earnings per share                                                    19,811






              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                       JACK                        JACK                          JACK
                                      HENRY   PEERLESS COMBINED    HENRY   PEERLESS  COMBINED    HENRY   PEERLESS COMBINED
                                       FYE     FYE      FYE        FYE      FYE       FYE        FYE      FYE      FYE
REVENUES:                            6/30/98  6/30/98  6/30/98    6/30/97  6/30/97   6/30/97    6/30/96  6/30/96  6/30/96
  Software licensing & installation  $32,988   $9,772  $42,760   $22,955  $11,388   $34,343    $18,111   $7,774  $25,885
  Maintenance/support & service       35,444    9,764   45,208    27,433    7,211    34,644     22,595    6,015   28,610
  Hardware                            44,991    8,837   53,828    32,212   11,745    43,957     26,852    8,222   35,074

    Total                            113,423   28,373  141,796    82,600   30,344   112,944     67,558   22,011   89,569

COST OF SALES:
  Cost of  hardware                   30,832    6,786   37,618    22,397    8,872    31,269     17,764    6,149   23,913
  Cost of servic                      24,798   12,486   37,284    18,679   10,505    29,184     15,829    7,610   23,439
    Total                             55,630   19,272   74,902    41,076   19,377    60,453     33,593   13,759   47,352

GROSS PROFIT                          57,793    9,101   66,894    41,524   10,967    52,491     33,965    8,252   42,217
OPERATING EXPENSES:
  Selling and marketing               11,804    2,977   14,781     9,162    3,841    13,003      7,573    2,784   10,357
  Research and development             3,132    1,987    5,119     2,045    1,863     3,908      1,775    1,576    3,351
  General and administrative           9,081    2,075   11,156     6,076    2,110     8,186      5,411    1,679    7,090
    Total                             24,017    7,039   31,056    17,283    7,814    25,097     14,759    6,039   20,798
OPERATING INCOME FROM CONTINUING
OPERATIONS                            33,776    2,062   35,838    24,241    3,153    27,394     19,206    2,213   21,419
OTHER INCOME (EXPENSE):
  Interest income                      1,221      115    1,336       660      307       967        541       91      632
  Interest expense                                (18)     (18)              (229)     (229)               (670)    (670)
        Other, net                       367               367       186                186        126               126
    Total                              1,588       97    1,685       846       78       924        667    (579)       88
INCOME FROM CONTINUING
  OPERATIONS BEFORE INCOME TAXES      35,364    2,159   37,523    25,087    3,231    28,318     19,873    1,634   21,507
PROVISION FOR INCOME TAXES            13,127      446   13,573     9,332      702    10,034      7,605      111    7,716
INCOME FROM CONTINUING OPERATIONS     22,237    1,713   23,950    15,755    2,529    18,284     12,268    1,523   13,791

LOSS FROM DISCONTINUED OPERATIONS        668        -      668       450        -       450      2,620        -    2,620

NET INCOME                           $21,569   $1,713  $23,282   $15,305   $2,529   $17,834     $9,648   $1,523  $11,171

As reported:
  Diluted earnings per share          $ 1.09   $ 0.34             $ 0.80   $ 0.53               $ 0.51   $ 0.40
  Basic earnings per share            $ 1.14   $ 0.36             $ 0.85   $ 0.61               $ 0.55   $ 0.73
  Shares used in computing
   diluted earnings per share         19,761    5,097             19,072    4,787               18,726    3,691
  Shares used in computing basic
   earnings per share                 18,850    4,811             17,977    4,101               17,656    1,998
Pro Forma:
  Diluted earnings per share                            $ 1.13                       $ 0.90                       $ 0.58
  Basic earnings per share                              $ 1.19                       $ 0.96                       $ 0.62
  Shares used in computing
   diluted earnings per share                           20,584                       19,845                       19,322
  Shares used in computing basic
   earnings per share                                   19,627                       18,639                       17,979


           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

      The accompanying unaudited pro forma combined financial statements have been prepared in accordance with generally accepted accounting principles. In the opinion of management, all adjustments considered necessary for a fair presentation of the unaudited pro forma combined financial statements have been included therein. These financial statements are not necessarily indicative of the results that would have occurred had the Merger occurred on the indicated dates and not necessarily indicative of the results to be expected for future operations. The unaudited pro forma combined financial information should be read in conjunction with the financial statements and financial information pertaining to the Company and Peerless included elsewhere herein and documents previously filed with the Securities and Exchange Commission by the Company.

EARNINGS PER SHARE INFORMATION

      Earnings per common share are computed by dividing income by the diluted and basic (as required by FASB No. 128) weighted average number of shares of common stock and dilutive common stock equivalents outstanding for each of the years and twelve-month periods then ended. For all applicable periods presented in the unaudited pro forma combined statements of income, dilutive and basic common stock and common stock equivalents used in the computation of earnings give effect to the conversion ratio of 0.16145.



                          CONSENT OF ERNST & YOUNG LLP


      We consent to the use of our report dated January 20, 1998, with respect to the financial statements of Peerless Group, Inc. included in the Current Report on Form 8-K/A dated January 25, 1999 of Jack Henry & Associates, Inc. filed with the Securities and Exchange Commission.
                                          Ernst & Young LLP

January 25, 1999